Exhibit 10.1

AMENDMENT TO

GLOBALSCAPE, INC.

2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, GlobalSCAPE, Inc. (the “Company”) maintains the 2016 Employee Long-Term Equity Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company has the authority under Section 11(a) of the Plan to amend the Plan from time to time; and

WHEREAS, the Committee has determined that it is in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, notwithstanding anything to the contrary in the Plan, the Plan is hereby amended as follows effective as of the date set forth below:

1.Amendment. Section 6(c) of the Plan is hereby amended and restated in its entirety to read as follows:

“Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant (including a Covered Employee) in any one taxable year of the Company shall not exceed 350,000 shares of Common Stock (subject to adjustment as set forth in SECTION 5(a)). For purposes of this SECTION 6(c), an Award that has been granted to a Covered Employee during any taxable year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Employee.”

2.Miscellaneous.

(a)Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

(b)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law or other applicable local law, which shall otherwise control.

(c)Severability. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions herein or in the Plan, and this Amendment shall be construed and enforced as if such provisions had not been included.

IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of as of this 29th day of October, 2018.

GLOBALSCAPE, INC.

By:	/S/ Matt Goulet
	Name:	Matt Goulet
	Title:	Chief Executive Officer & President